Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	rargueta@quidel.com

QUIDEL REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS
SAN DIEGO, CA – May 8, 2018 — Quidel Corporation (NASDAQ: QDEL), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Total revenue was $169.1 million as compared to $73.7 million in the first quarter of 2017.

•	Cardiac Immunoassay revenue was $68.4 million.

•	Influenza revenue increased 59% from the first quarter of 2017 to $64.6 million.

•	Total Rapid Immunoassay revenue increased 40% from the first quarter of 2017.

•	Reduced debt by over $182.0 million through sale/leaseback transaction of the Summers Ridge facility and convertible note exchange.

•
Reported GAAP EPS of $0.86 per diluted share in the first quarter of 2018, as compared to $0.42 per diluted share in the first quarter of 2017 and reported non-GAAP EPS of $1.29 per diluted share in the first quarter of 2018, as compared to $0.45 per diluted share in the first quarter of 2017.

•	Received 510(k) clearance for Sofia Lyme assay on Sofia® 2 Immunoassay Analyzer.

•	Re-introduced CLIA waived QuickVue® Influenza A+B test, now meets FDA's Class II RIDT requirements.

First Quarter 2018 Results
Total revenue for the first quarter of 2018 was $169.1 million, versus $73.7 million in the first quarter of 2017. The 130% increase in sales from the first quarter of 2017 was driven by incremental revenue from the acquired Cardiac Immunoassay business, as well as 40% revenue growth from the Rapid Immunoassay business, primarily driven by sales of Influenza immunoassay products.

Cardiac Immunoassay revenue, which includes revenues from the Triage, Triage Toxicology and BNP products acquired in October 2017, totaled $68.4 million in the first quarter of 2018. Rapid Immunoassay product revenue (which includes QuickVue, Sofia and Eye Health products) increased 40% in the first quarter of 2018 to $80.7 million, led by a 131% rise in Sofia revenue, while QuickVue sales declined 34% from the first quarter of 2017. Molecular Diagnostic Solutions revenue increased 65% to $5.1 million, led by 178% revenue growth from Solana, our instrumented molecular diagnostic system. Specialized Diagnostic Solutions revenue, which includes revenue from Virology/DHI, Specialty and Other, increased 14% from the first quarter of 2017 to $14.9 million, due to growth in both Virology and Specialty products.

“We had a great quarter on many fronts, and revenue growth was strong and broad-based. Cardiac Immunoassay revenues in the quarter confirmed our belief in the underlying market's demand for Triage products. Also, we made steady progress in integrating the Triage and Beckman BNP businesses, and we continue to leverage our stronger sales channel and strengthen our international presence,” said Douglas Bryant, president and CEO of Quidel Corporation. "Organically, we also grew the Rapid Immunoassay business in the quarter by capitalizing on a very strong Influenza season and driving Sofia 2 and Solana instrument placements. In the quarter, we also de-levered the business by a considerable sum through a couple executed transactions. Overall, the first quarter presented a solid start to the year for the new Quidel, as we position ourselves for long-term growth.”

Gross Profit in the first quarter of 2018 increased to $106.3 million, the result of increased sales volumes associated with the acquired Triage and BNP businesses and Rapid Immunoassay products, as well as favorable product mix. Overall, gross margin for the quarter was 63% as compared to 66% for the same period last year. Amortization of intangibles reduced the gross margin by 2 percentage points, and the Triage/BNP inventory step-up of fair value reduced the consolidated gross margin by an additional 2 percentage points. R&D expense increased by $4.7 million in the first quarter as compared to the same period last year, primarily due to the increase in R&D personnel related to the acquired Triage business. Sales and Marketing expense increased by $14.3 million in the first quarter of 2018, as compared to the first quarter of 2017, largely due to incremental personnel costs associated with the Triage business. G&A expense increased by $3.4 million in the quarter, primarily due to higher incentive and stock-based compensation as well as costs associated with the Triage and BNP businesses. Acquisition and Integration Costs were $3.5 million, driven by acquisition costs associated with the Triage and BNP businesses. Interest expense was $7.9 million in the quarter, loss on extinguishment of debt includes one-time costs of $3.0 million related to the partial write down of unamortized debt issuance costs, and $1.6 million loss associated with the convertible senior note exchange agreements.

Net income for the first quarter of 2018 was $34.0 million, or $0.86 per diluted share, as compared to net income of $14.3 million, or $0.42 per diluted share, for the first quarter of 2017. On a non-GAAP basis, net income for the first quarter of 2018 was $54.3 million, or $1.29 per diluted share, as compared to net income of $15.3 million, or $0.45 per diluted share, for the same period in 2017.

Non-GAAP Financial Information
The Company is providing non-GAAP financial information to exclude the effect of stock-based compensation, amortization of intangibles, non-cash interest expense, impact of the valuation allowance for deferred tax assets and certain non-recurring items on income and net earnings per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net income and adjusted net earnings per share information for the periods presented because it believes this enhances the comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information
Quidel management will host a conference call to discuss the first quarter 2018 results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial 877-930-5791, or from outside the U.S. dial 253-336-7286, and enter the audience pass code 347-4405.

A live webcast of the call can be accessed on the Investor Relations section of the Quidel website (http://ir.quidel.com). The website replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) today by dialing 855-859-2056 from the U.S., or by dialing 404-537-3406 for international callers, and entering pass code 347-4405.

About Quidel Corporation
Quidel Corporation serves to enhance the health and well-being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the Sofia®, QuickVue®, D3® Direct Detection, Thyretain®, Triage® and InflammaDry® leading brand names, as well as under the new Solana®, AmpliVue® and Lyra® molecular diagnostic brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel's recently acquired Triage® system of tests comprises a comprehensive test menu that provides rapid, cost-effective treatment decisions at the point-of-care (POC), offering a diverse immunoassay menu in a variety of tests to provide healthcare providers with diagnostic answers for quantitative BNP, CK-MB, d-dimer, myoglobin, troponin I and qualitative TOX Drug Screen. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced immunoassay to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices, hospital and reference laboratories, and other alternate sites, like urgent care centers and retail clinics, where healthcare is provided. For more information about Quidel’s comprehensive product portfolio, visit quidel.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, our reliance on sales of our influenza diagnostic tests; fluctuations in our operating results resulting from the timing of the onset, length and severity of cold and flu seasons, seasonality, government and media attention focused on influenza and the related potential impact on humans from novel influenza viruses, adverse changes in competitive conditions in domestic and international markets, the reimbursement system currently in place and future changes to that system, changes in economic conditions in our domestic and international markets, lower than anticipated market penetration of our products, the quantity of our product in our distributors’ inventory or distribution channels, changes in the buying patterns of our distributors, and changes in the healthcare market and consolidation of our customer base; our development and protection of proprietary technology rights; our development of new technologies, products and markets; our reliance on a limited number of key distributors; intellectual property risks, including but not limited to, infringement litigation; our need for additional funds to finance our capital or operating needs; the financial soundness of our customers and suppliers; acceptance of our products among physicians and other healthcare providers; competition with other providers of diagnostic products; adverse actions or delays in new product reviews or related to currently-marketed products by the U.S. Food and Drug Administration (the “FDA”) or other regulatory authorities or loss of any previously received regulatory approvals or clearances; changes in government policies; our exposure to claims and litigation, including litigation currently pending against us; costs of or our failure to comply with government regulations in addition to FDA regulations; compliance with government regulations relating to the handling, storage and disposal of hazardous substances; third-party reimbursement policies; our failure to comply with laws and regulations relating to billing and payment for healthcare services; our ability to meet demand for our products; interruptions in our supply of raw materials; product defects; business risks not covered by insurance; our exposure to cyber-based attacks and security breaches; competition for and loss of management and key personnel; international risks, including but not limited to, compliance with product registration requirements, exposure to currency exchange fluctuations and foreign currency exchange risk sharing arrangements, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, political and economic instability, taxes, and diversion of lower priced international products into U.S. markets; changes in tax rates and exposure to additional tax liabilities or assessments; risks relating to the acquisition and integration of the Triage and BNP Businesses; Alere’s failure to perform under various transition agreements relating to our acquisition of the Triage and BNP Businesses; that we may incur substantial costs to build our information technology infrastructure to transition the Triage and BNP Businesses; that we may have to write off goodwill relating to our acquisition of the Triage and BNP Businesses; that we our ability to manage our growth strategy; the level of our indebtedness; the amount of, and our ability to repay, renew or extend, our outstanding debt and its impact on our operations and our ability to obtain financing; that substantially the Senior Credit Facility is secured by substantially all of our assets; our prepayment requirements under the Senior Credit Facility; the agreements for our indebtedness place operating and financial restrictions on the Company; that an event of default could trigger acceleration of our outstanding indebtedness; our inability to settle conversions of our Convertible Senior Notes in cash; the effect on our operating results from the trigger of the conditional conversion feature of our Convertible Senior Notes; that we may incur additional indebtedness; increases in interest rate relating to our variable rate debt; dilution resulting from future sales of our equity; volatility in our stock price; provisions in our charter documents, Delaware law and the indenture governing our Convertible Senior Notes that might delay or impede stockholder actions with respect to business combinations or similar transactions; and our intention of not paying dividends. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission (the “SEC”) from time to time, should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. Except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

QUIDEL CORPORATION
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
Consolidated Statements of Operations:	2018	2017
Total revenues	$169,143	$73,692
Cost of sales	62,872	25,193
Gross profit	106,271	48,499
Research and development	12,621	7,875
Sales and marketing	28,558	14,223
General and administrative	10,532	7,120
Acquisition and integration costs	3,467	52
Total costs and expenses	55,178	29,270
Operating income	51,093	19,229
Other expense, net:
Interest expense, net	(7,850)	(2,825)
Loss on extinguishment of debt	(4,567)	—
Total other expense, net	(12,417)	(2,825)
Income before income taxes	38,676	16,404
Provision for income taxes	4,718	2,114
Net income	$33,958	$14,290

Basic earnings per share	$0.96	$0.43
Diluted earnings per share	$0.86	$0.42
Shares used in basic per share calculation	35,236	33,202
Shares used in diluted per share calculation	41,948	33,998

Gross profit as a % of total revenues	63%	66%
Research and development as a % of total revenues	7%	11%
Sales and marketing as a % of total revenues	17%	19%
General and administrative as a % of total revenues	6%	10%

Consolidated net revenues by product category are as follows:
Rapid Immunoassay	$80,685	$57,533
Cardiac Immunoassay	68,444	—
Specialized Diagnostic Solutions	14,871	13,048
Molecular Diagnostic Solutions	5,143	3,111
Total revenues	$169,143	$73,692

Condensed balance sheet data:	3/31/2018	12/31/2017
Cash and cash equivalents	$101,812	$36,086
Accounts receivable, net	92,254	67,046
Inventories	57,961	67,078
Total assets	865,643	935,251
Short-term debt	94,708	20,184
Long-term debt	135,977	381,110
Stockholders’ equity	330,646	227,104

QUIDEL CORPORATION
Reconciliation of Non-GAAP Financial Information
(In thousands, except per share data; unaudited)

	Three months ended March 31,
	2018	2017
	(unaudited)
Net income - GAAP	$33,958	$14,290
Interest expense on Convertible Senior Notes, net of tax	2,144	—
Net income used for diluted earnings per share, if-converted method	36,102	14,290
Add:
Non-cash stock compensation expense	2,936	1,921
Amortization of intangibles	7,861	2,370
Amortization of debt discount and issuance costs	331	1,366
Non-cash interest expense for deferred consideration	2,793	—
Loss on extinguishment of Convertible Senior Notes	1,538	—
Loss on extinguishment of Term Loan	3,029	—
Amortization of inventory step-up of fair value	3,650	—
Acquisition and integration costs	3,467	52
Income tax impact of adjustments	(4,865)	(2,000)
Income tax impact of valuation allowance for deferred tax assets	(2,543)	(2,685)
Adjusted net income for diluted earnings per share, if-converted method	$54,299	$15,314
Diluted earnings per share:
Net income - GAAP	$0.86	$0.42
Adjusted net earnings	$1.29	$0.45